UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 7, 2021 (June 4, 2021)

Date of Report (date of earliest event reported)

GigCapital4, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40031	84-4164597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-third of one Redeemable Warrant	GIGGU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	GIG	The Nasdaq Stock Market LLC
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GIGGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by GigCapital4, Inc. (“GigCapital4”) under Item 8.01 of its Current Report on Form 8-K filed on June 4, 2021, GigCapital4 announced that it executed an Agreement and Plan of Merger (the “Merger Agreement”), dated as June 4, 2021, with GigCapital4 Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of GigCapital4 (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company (“BigBear.ai”), and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“BBAI Holdings”) . This Current Report on Form 8-K provides a summary of the Merger Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the transactions contemplated by the Merger Agreement. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated by reference herein.

Merger Agreement

The below description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about GigCapital4, Merger Sub, BigBear.ai or BBAI Holdings. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about GigCapital4, Merger Sub, BigBear.ai or BBAI Holdings at the time they were made or otherwise and should only be read in conjunction with the other information that GigCapital4 makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The Mergers

Pursuant to the terms of the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Transactions”), a business combination between GigCapital4 and BigBear.ai will be effected through the merger of Merger Sub with and into BigBear.ai (the “First Merger”), with BigBear.ai being the surviving company of the First Merger (the “Initial Surviving Corporation”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into GigCapital4 (the “Second Merger” and, together with the First Merger, the “Mergers”), with GigCapital4 being the surviving company of the Second Merger (the “Ultimate Surviving Corporation”).

Merger Consideration and Conversion of Securities

At the effective time of the First Merger (the “First Effective Time”), each unit of limited liability company interest of BigBear.ai issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear.ai’s treasury or owned by GigCapital4, Merger Sub or BigBear.ai immediately prior to the First Effective Time) will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate (the “Aggregate Merger Consideration”), (i) in book entry, the Equity Merger Consideration, and (ii) $75,000,000, in each case without interest and otherwise in accordance with the terms of the Merger Agreement. The Equity Merger Consideration means a number of shares of common stock, par value $0.0001 per share, of GigCapital4 (“GigCapital4 Common Stock”) equal to the result of dividing (i) the difference of (A) $1,565,000,000, minus (B) $75,000,000, by (ii) 10.00. BBAI Holdings, as the sole member of BigBear.ai, shall be paid the Aggregate Merger Consideration.

At the effective time of the Second Merger (the “Second Effective Time”), each unit of limited liability company interest of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor, and the capital stock of GigCapital4 outstanding immediately prior to the Second Effective Time shall remain outstanding as the capital stock of the Ultimate Surviving Corporation, which, collectively with GigCapital4’s 6.00% convertible senior notes due 2026 (the “Notes”) to be issued at the Second Effective Time (as further described below) and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“GigCapital4 Warrants”), shall constitute one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of the Ultimate Surviving Corporation immediately after the Second Effective Time.

The Closing

The Closing will occur as promptly as practicable, but in no event later than three Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of the parties, which shall not survive the Closing.

The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Transactions and efforts to satisfy the conditions to consummation of the Mergers. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for GigCapital4 and BigBear.ai to use their commercially reasonable efforts to obtain to obtain all governmental and regulatory consents and approvals required in order to consummate the Transactions.

Incentive Plan

Prior to the Closing Date, GigCapital4 will adopt, subject to the approval of the stockholders of GigCapital4, (i) an equity incentive award plan for the Ultimate Surviving Corporation that (A) reserves an amount of GigCapital4 Common Stock for grant thereunder equal to ten percent (10%) of the fully diluted equity of the Ultimate Surviving Corporation (rounded up the nearest whole share), and (B) includes an “evergreen” provision pursuant to which such award pool will automatically increase on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to five percent (5%) of the shares of GigCapital4 Common Stock issued and outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the board of directors of the Ultimate Surviving Corporation, and (ii) an employee stock purchase plan, the proposed form and terms of which shall be prepared and delivered by GigCapital4 to BigBear.ai and shall be mutually agreed by GigCapital4 and BigBear.ai prior to the Closing Date.

BigBear.ai and BBAI Holdings Exclusivity Restrictions

Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the Closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, each of BigBear.ai and BBAI Holdings have agreed, among other things, not to, whether directly or indirectly, take, nor shall it permit any of its respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than GigCapital4 or any of its Affiliates or Representatives) concerning an Acquisition Transaction.

GigCapital4 Exclusivity Restrictions

Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, GigCapital4 has agreed among other things, not to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than BigBear.ai, its members or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination Proposal.

Conditions to Closing

Under the terms of the Merger Agreement, the obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) the approval of the Acquiror Stockholder Matters shall have been duly obtained in accordance with the DGCL, the Acquiror Organizational Documents and the rules and regulations of Nasdaq; (ii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, as amended (the “HSR Act”), shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained; (iii) there shall not be in force any Law enjoining or prohibiting the consummation of the Transactions or having the effect of making the Transactions illegal; (iv) the shares of GigCapital4 Common Stock issued in connection with the Equity Merger Consideration shall have been listed on Nasdaq as of the Closing Date; (v) upon the Closing, and after giving effect to the

Acquiror Stockholder Redemption, GigCapital4 shall have net tangible assets of at least $5,000,001 (excluding assets of BigBear.ai); and (vi) upon the Closing, after giving effect to the Acquiror Stockholder Redemption GigCapital4 shall have cash and cash equivalents in the Trust Account, from the Note Financing (as defined below) and from any private placement of GigCapital4 Common Stock occurring after the date of the Merger Agreement and prior to the Closing of an aggregate amount not less than $350,000,000, prior to payment of any other liabilities of GigCapital4 outstanding as of the Closing.

Termination

The Merger Agreement allows the parties to terminate the agreement if certain conditions described in the Merger Agreement are satisfied. Additionally, under the Business Combination Agreement, either GigCapital4 or BigBear.ai may terminate the Merger Agreement if the Closing has not occurred on or before February 3, 2022 (the “Termination Date”); provided that, if any Action for specific performance or other equitable relief by BBAI Holdings or BigBear.ai with respect to the Merger Agreement or any other Transaction Agreement or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any party until the date that is thirty (30) days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of the Merger Agreement.

Name Change

Upon the Closing, the Ultimate Surviving Corporation will be named BigBear.ai Holdings, Inc.

Sponsor Agreement

Contemporaneously with the execution of the Merger Agreement, GigCapital4, GigAquisitions4, LLC (the “Sponsor”), Oppenheimer & Co. Inc. and Nomura Securities International, Inc. entered into the Sponsor Agreement (the “Sponsor Agreement”), pursuant to which the Sponsor has confirmed, among other things, (i) the termination of that certain Administrative Services Agreement, dated as of February 1, 2021 (the “Administrative Services Agreement”), between GigCapital4 and Sponsor’s Affiliate GigManagement, LLC (the “Management Company”) upon the consummation of the Transactions and the payment on the Closing Date of all amounts then owed to the Management Company by GigCapital4 pursuant to the Administrative Services Agreement, and that, thereupon, neither the Management Company nor any other Affiliate of Sponsor shall continue to be entitled to receive payments pursuant to the Administrative Services Agreement following the consummation of the Transactions; (ii) that the promissory note referred to in paragraph 4(b) of the Insider Letter (as defined in the Sponsor Agreement) was repaid in full and extinguished upon the consummation of the Gig4Capital’s initial public officer, and GigCapital4 has no further obligation or other liabilities thereunder; (iii) that upon payment to Sponsor on the Closing Date of any amounts owed to Sponsor by GigCapital4 for Sponsor Expenses (as defined in the Sponsor Agreement), GigCapital4 shall owe no further Sponsor Expenses to Sponsor following the consummation of the Transactions; (iv) that no portion of the Sponsor Expenses or any other loan made by Sponsor or any of its Affiliates to GigCapital4 will be converted into equity securities of the Ultimate Surviving Corporation; (v) that the Underwriters (as defined in the Sponsor Agreement) exercised the Over-Allotment Option (as defined in the Sponsor Agreement) in full, and as such, there was no forfeiture by Sponsor of any of its Founder Shares (as defined in the Sponsor Agreement); and furthermore, Sponsor acknowledges that the size of the Gigcapital4 initial public offering was increased and, that as a result, GigCapital4 effected a stock dividend immediately prior to the consummation of its initial public offering in such amounts as to maintain the ownership of the stockholders of GigCapital4 prior to its initial public offering at 20.0% of GigCapital4’s total issued and outstanding shares of GigCapital4 Common Stock; and (vi) to waive any and all rights under Section 5 of the Insider Letter and acknowledges and agrees that Sponsor has no further rights under or pursuant to Section 5 of the Insider Letter, including any such right to purchase, receive or sell shares of GigCapital4 Common Stock or effect or receive a stock dividend or share contribution back to capital.

The foregoing description of the Sponsor Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, BBAI Holdings, BigBear.ai, Sponsor, Dorothy Hayes and Brad Weightman (each of Sponsor, Dorothy Hayes and Brad Weightman is referred to as a “Holder”) entered into the Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which each Holder agreed, among other things, to vote all of its respective shares of GigCapital4 Common Stock, including any shares of GigCapital4 Common Stock issued upon the exercise of any GigCapital4 Warrants, (i) in favor of the adoption of the Merger Agreement and the approval of the Transactions (including the Mergers), (ii) in favor of the issuance of the Notes in connection with the First Merger and the Note Financing pursuant to the Subscription Agreements (including as required under Nasdaq), (iii) in favor of the amendment and restatement of the Certificate of Incorporation in the form of the Acquiror Charter attached as Exhibit A to the Merger Agreement, (iv) in favor of the approval of the adoption of the Management Equity Plans, (v) in favor of any other proposals the parties to the Merger Agreement agree are necessary or desirable to consummate the Transactions, (vi) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of the Issuer contained in the Merger Agreement, (vii) in favor of the other Acquiror Stockholder Matters, (viii) for any proposal to adjourn or postpone the applicable Special Meeting to a later date if (and only if) there are not sufficient votes for approval of the Merger Agreement and the other Acquiror Stockholder Matters on the dates on which such meetings are held, and (ix) except as set forth in the proxy statement of Acquiror in connection with the Transactions, against the following actions or proposals: (A) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement; and (B) (1) any change in the present capitalization of GigCapital4 or any amendment of the Certificate of Incorporation, except to the extent expressly contemplated by the Merger Agreement, (2) any liquidation, dissolution or other change in GigCapital4’s corporate structure or business, (3) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Holder under this Agreement or (4) any other action or proposal involving the Issuer or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

The foregoing description of the Voting and Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Investor Rights Agreement

Contemporaneously with the execution of the Merger Agreement, GigCapital4, Sponsor, BBAI Holdings, Oppenheimer & Co. Inc., Nomura Securities International, Inc. and the Other Holders (as defined in the Investor Rights Agreement) entered into the Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreements, Holdings and certain of its affiliates, (together, the “Partners”) have the right to nominate seven directors to GigCapital4’s board of directors (the “Board”), at least four of whom will be independent directors, and the Sponsor has the right to nominate three directors to the Board, one of whom will be an independent director. Jointly, the Partners and Sponsor will nominate one director, by mutual agreement, who will be an independent director. Such rights to designate the directors is subject to certain beneficial ownership percentages as specified in the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registrations rights, including among other things, customary demand, shelf and piggy back rights, subject to customary cut back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of any shares of GigCapital4 Common Stock or GigCapital4 Warrants they received in connection with the Transactions or otherwise beneficially owned as of the Closing Date for certain time periods specified therein.

Subscription Agreements and Indenture

Contemporaneously with the execution of the Merger Agreement, GigCapital4 entered into convertible note subscription agreements (the “Subscription Agreements”), each dated June 4, 2021, with certain institutional investors (the “Note Investors”), pursuant to which the Note Investors, upon the terms and subject to the conditions set forth in the respective Subscription Agreements, shall purchase from GigCapital4, and GigCapital4 shall issue to the Note Investors, subject to the terms and conditions of an Indenture to be entered into in connection with the Closing between BigBear.ai Holdings, Inc. (formerly GigCapital4) and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder, in substantially the form attached to the Subscription Agreement (the “Indenture”), $200,000,000 of unsecured convertible notes (the “Notes”) which shall bear interest at a rate of 6.0% per annum, payable semi-annually, and be convertible into shares of Common Stock at an initial conversion price of $11.50 (subject to adjustment) in accordance with the terms thereof, and shall mature five years after their issuance. The Notes are not redeemable by GigCapital4.

In the event that a holder of the Notes elects to convert the Notes (a) prior to the third anniversary of the initial issuance of the Notes, GigCapital4 will be obligated to pay an amount equal to twelve months of interest or (b) on or after the third anniversary of the initial issuance of the Notes but prior to the fourth anniversary of the initial issuance of the Notes, any accrued and unpaid interest plus any remaining amounts that would be owed up to, but excluding, the fourth anniversary of the initial issuance of the Notes. In certain circumstances, GigCapital4 may force conversion of the Notes after the first anniversary of the initial issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for 20 trading days (whether or not consecutive) during the 30 trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter and the 30-day average daily trading volume ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to $3,000,000 for the first two years after the initial issuance of the Notes and $2,000,000 thereafter.

If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the Notes will have the right to require GigCapital4 to repurchase all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Following certain corporate events that occur prior to the maturity date or if GigCapital4 exercises its mandatory conversion right in connection with such corporate events, GigCapital4 will in certain circumstances increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate events or has been forced to convert its Notes in connection with such corporate events, as the case may be.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and any common stock of GigCapital4 issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

GigCapital4 shall be obligated to register the Notes and the shares issuable upon conversion of the Notes. The obligations of the Note Investors to consummate the subscriptions provided for in the Subscription Agreements are conditioned upon, among other things, (i) there shall have been no amendment, waiver or modification to the Merger Agreement that materially and adversely affects GigCapital4 or the Note Investor’s investment in GigCapital4, other than amendments, waivers or modifications pursuant to the terms of the Merger Agreement, (ii) GigCapital4 shall not have entered into any Other Subscription Agreement (as defined in the Subscription Agreement), including through amendment, waiver or modification of the terms of an any Other Subscription Agreement, with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor than as set forth in the Subscription Agreement unless the Note Investor has been offered substantially the same terms or benefits; and (iii) there has not occurred any Company Material Adverse Effect (as defined in the Merger Agreement) or Company Material Adverse Effect (as defined in the Subscription Agreement).

The foregoing description of the Subscription Agreements, the Indenture, and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of the Subscription Agreements and the Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.4 and the exhibits thereto, respectively, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Notes to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Agreement and Plan of Merger, dated as of June 4, 2021, by and among GigCapital4, Inc., GigCapital4 Merger Sub Corporation, BigBear.ai Holdings, LLC, and BBAI Ultimate Holdings, LLC

10.1	Sponsor Agreement, dated as of June 4, 2021, by and among GigAcquisitions4, LLC, GigCapital4, Inc., Oppenheimer & Co. Inc. and Nomura Securities International, Inc.

10.2	Voting and Support Agreement, dated as of June 4, 2021, by and among BBAI Ultimate Holdings, LLC, BigBear.ai Holdings, LLC, GigAcquisitions4, LLC, Dorothy Hayes and Brad Weightman

10.3	Investor Rights Agreement, dated as of June 4, 2021, by and among GigCapital4, Inc., BBAI Ultimate Holdings, LLC, GigAcquisition4, LLC, Oppenheimer & Co. Inc. and Nomura Securities International, Inc. and Other Holders (as defined in the Investor Rights Agreement)

10.4	Form of Subscription Agreement

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Additional Information

The proposed transactions will be submitted to stockholders of GigCapital4 for their consideration and approval at a special meeting of stockholders. In connection with the proposed transactions, GigCapital4 intends to file a definitive proxy statement (the “Proxy Statement”) with the SEC to be distributed to GigCapital4’s stockholders in connection with GigCapital4’s solicitation for proxies for the vote by GigCapital4’s stockholders in connection with the proposed transactions and other matters as described in such Proxy Statement. After the Proxy Statement has been filed and declared effective, GigCapital4 will mail the Proxy Statement and other relevant documents to its stockholders as of the record date established for voting on the proposed transactions.

Investors and security holders of GigCapital4 are advised to read, when available, the preliminary Proxy Statement, and any amendments thereto, and the definitive Proxy Statement in connection with GigCapital4’s solicitation of proxies for its special meeting of stockholders to be held to approve the proposed transaction because the Proxy Statement will contain important information about the proposed transaction and the parties to the proposed transaction. Stockholders will also be able to obtain copies of the Proxy Statement, without charge, once available, at the SEC’s website at www.sec.gov.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and the exhibits hereto that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding GigCapital4’s and BigBear.ai’s respective industries, future events, the proposed transactions between GigCapital4, Merger Sub, BigBear.ai and the BBAI Holdings, the estimated or anticipated future results and benefits of the combined company following the proposed transactions, including the likelihood and ability of the parties to successfully consummate the proposed transactions, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s and GigCapital4’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BigBear.ai and GigCapital4. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transactions or that the approval of GigCapital4’s stockholders is not obtained; failure to realize the anticipated benefits of the proposed transactions; risks relating to the uncertainty of the projected financial information with respect to the BigBear.ai; risks related to the rollout of the BigBear.ai’s business and the timing of expected business milestones; the effects of competition on the BigBear.ai’s future business; the amount of redemption requests made by GigCapital4’s public stockholders; the ability of GigCapital4 or the combined company to issue equity or equity-linked securities in connection with the proposed transactions or in the future, and those factors discussed in GigCapital4’s final prospectus dated February 8, 2021 and Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in each case, under the heading “Risk Factors,” and other documents of GigCapital4 filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of GigCapital4 or BigBear.ai presently know or that GigCapital4 or BigBear.ai currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GigCapital4’s and BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. GigCapital4 and BigBear.ai anticipate that subsequent events and developments will cause GigCapital4’s and BigBear.ai’s assessments to change. However, while GigCapital4 and BigBear.ai may elect to update these forward-looking statements at some point in the future, GigCapital4 and BigBear.ai specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GigCapital4’s and BigBear.ai’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Current Report on Form 8-K is based on the estimates of BigBear.ai and GigCapital4 management. BigBear.ai and GigCapital4 obtained the industry, market and competitive position data used throughout this Current Report on Form 8-K from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. BigBear.ai and GigCapital4 believe their estimates to be accurate as of the date of this Current Report on Form 8-K. However, this information may prove to be inaccurate because of the method by which the BigBear.ai or GigCapital4 obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2021

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer